Registration No. 333-205431

As filed with the Securities and Exchange Commission on March 11, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8639702
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18101 Von Karman Avenue, Suite 700

Irvine, California 92612

(949) 202-4160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

  Scott F. Kavanaugh

Chief Executive Officer

18101 Von Karman Avenue, Suite 700

Irvine, California 92612

(949) 202-4160

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With a copy to:

Joshua A. Dean, Esq.

Sheppard, Mullin, Richter & Hampton LLP

650 Town Center Drive

Fourth Floor

Costa Mesa, California 92626

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

First Foundation Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-3 (Commission File No. 333-205431) filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2015 (the “Prior Registration Statement”) to deregister all securities registered with the Commission on the Prior Registration Statement that remain unsold as of the date of this Amendment No. 1. Pursuant to the Prior Registration Statement, an indeterminate number of shares of common stock, par value $0.001 per share, which together have an aggregate initial offering price not to exceed $150,000,000 (the “Securities”), were registered for possible issuance from time to time at indeterminate prices. The Registrant hereby deregisters all of the Securities registered on the Prior Registration Statement that have not been sold thereunder as of the date hereof, and terminates the effectiveness of the Prior Registration Statement. The Securities are being removed from registration because the Securities are no longer being offered or sold pursuant to the Prior Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 11, 2016.

First Foundation Inc.

By:	/s/ SCOTT F. KAVANAUGH
Scott F. Kavanaugh
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities and on the date indicated.

Signature	Title	Date

/s/ SCOTT F. KAVANAUGH	Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2016
Scott F. Kavanaugh

*	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	March 11, 2016
John Michel

*	Chairman and Director	March 11, 2016
Ulrich E. Keller, Jr.
*	Director	March 11, 2016
James Brakke
*	Director	March 11, 2016
Max Briggs
	Director	March 11, 2016
Victoria Collins
*	Director	March 11, 2016
Warren D. Fix
*	Director	March 11, 2016
John Hakopian
*	Director	March 11, 2016
Gerald L. Larsen
*	Director	March 11, 2016
Mitchell M. Rosenberg
*	Director	March 11, 2016
Jacob Sonenshine

* Mr. Scott F. Kavanaugh hereby signs this post-effective amendment to the Registration Statement on Form S-3 on behalf of the indicated persons for whom he is attorney-in-fact on March 11, 2016 pursuant to powers of attorney previously granted in the initial Registration Statement on Form S-3 of First Foundation Inc. (Registration No. 333-205431) filed with the Securities and Exchange Commission on July 1, 2015.